As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLARUS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	58-1972600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2084 East 3900 South Salt Lake City, Utah	84124
(Address of Principal Executive Offices)	(Zip Code)

Clarus Corporation Amended and Restated 2015 Stock Incentive Plan

Clarus Corporation 2015 Stock Incentive Plan

(Full title of the plan)

Attn.: Michael J. Yates

Clarus Corporation

2084 East 3900 South

Salt Lake City, Utah 84124

(801) 278-5552

(Name and address of agent for service)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

600 Third Avenue

New York, NY 10016

(212) 541-6222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Clarus Corporation, a Delaware corporation (“Clarus”), has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 7,500,000 shares of its common stock, $0.0001 par value per share (the “Common Stock”) that were issued or are reserved for issuance pursuant to the Clarus Corporation Amended and Restated 2015 Stock Incentive Plan (the “A&R 2015 Stock Incentive Plan”). In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the A&R 2015 Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

The Registration Statement also includes up to 4,231,747 shares of Common Stock previously registered on Form S-8 (Registration Statement No. 333-218754) filed on June 15, 2017 (the “2017 Registration Statement”) which shares are issuable pursuant to the Clarus Corporation 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 2017 Registration Statement, except as otherwise set forth herein. The A&R 2015 Stock Incentive Plan and the 2015 Stock Incentive Plan are collectively referred to herein as the “Plans”.

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8 and in accordance with the requirements of Part I of Form S-3) (the “Reoffer Prospectus”) which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of Clarus. This Reoffer Prospectus relates to up to 3,646,497 shares of Common Stock that have been or may be issued to certain officers and directors of Clarus pursuant to the Plans. Accordingly, this Reoffer Prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock of Clarus pursuant to the Plans. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Note: The reoffer prospectus referred to in the Explanatory Note of this Registration Statement follows this page.

REOFFER PROSPECTUS

CLARUS CORPORATION

3,646,497 shares of common stock,

par value $0.0001 per share

This reoffer prospectus relates to shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Clarus Corporation, a Delaware corporation (which may be referred to as the “Company,” “Clarus,” “we,” “our” or “us”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to stock options and/or restricted stock unit grants issued or issuable under (i) the Company’s Amended and Restated 2015 Stock Incentive Plan (the “A&R 2015 Stock Incentive Plan”) and (ii) the Company’s 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”). The A&R 2015 Stock Incentive Plan and the 2015 Stock Incentive Plan are collectively referred to herein as the “Plans”. See “Selling Stockholders.”

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Our Common Stock trades on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CLAR.” On August 1, 2025, the last reported sale price of our shares on the NASDAQ was $3.16 per share.

Please refer to “Risk Factors” beginning on page 1 for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 5, 2025

Clarus has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register 7,500,000 shares of its Common Stock, that were issued or are reserved for issuance pursuant to the A&R 2015 Stock Incentive Plan.

The Registration Statement also includes up to 4,231,747 shares of Common Stock previously registered on Form S-8 (Registration Statement No. 333-218754) filed on June 15, 2017 (the “2017 Registration Statement”) which are issuable pursuant to the 2015 Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 2017 Registration Statement, except as otherwise set forth herein.

You should rely only on the information included in or incorporated by reference into this reoffer prospectus or information we have referred to in this reoffer prospectus. We have not authorized anyone to provide you with information that is different. This reoffer prospectus may only be used where it is legal to sell these securities. This reoffer prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this reoffer prospectus is accurate on the date of this reoffer prospectus and may become obsolete later. Neither the delivery of this reoffer prospectus, nor any sale made under this reoffer prospectus will, under any circumstances, imply that the information in this reoffer prospectus is correct as of any date after the date of this reoffer prospectus.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as those discussed in our other filings with the Securities and Exchange Commission (the “Commission”), together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our Common Stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements, and other information with the Commission. These filings are available to the public from the Commission’s website at www.sec.gov.

This reoffer prospectus is part of a registration statement we filed with the Commission. It omits certain information contained in the Registration Statement in accordance with the Commission’s rules and regulations. For further information about us and the securities offered under this reoffer prospectus, you may refer to the Registration Statement and the exhibits filed with it or incorporated by reference. All of these documents are available at no charge through the Commission’s website or by submitting a written request to: Clarus Corporation, c/o the Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this reoffer prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this reoffer prospectus, except for any information superseded by information contained in this reoffer prospectus or filed later by us with the Commission. This reoffer prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable commission rules, which documents contain important information about us and our Common Stock:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 6, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May 8, 2025 and July 31, 2025, respectively;

•	Our Current Report on Form 8-K, filed with the Commission on June 2, 2025;

•	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 24, 2025, as supplemented by the Supplement to the Proxy Statement, filed with the Commission on May 16, 2025, to the extent incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	The description of the Company’s Common Stock contained in the registration statements on Form 8-A filed by Clarus Corporation or any of its predecessors with the Commission under the Exchange Act, including the Form 8-A12G filed on May 18, 1998 (File No. 000-24277), the Form 8-A12G filed on February 13, 2008 (File No. 000-24277), the Form 8-A12B filed on June 9, 2010 (File No. 001-34767), and the Form 8-A12B/A filed on September 6, 2024 (File No. 001-34767), together with any amendments thereto or any reports filed for the purpose of updating such descriptions.

We incorporate by reference into this reoffer prospectus the documents listed above and any future filings we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this reoffer prospectus (other than information in such documents that is deemed to have been furnished and not filed in accordance with the rules of the Commission). These documents shall be deemed to be incorporated by reference and to be a part of this reoffer prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this reoffer prospectus, or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus. You may request, without charge, a copy of any of the documents incorporated by reference in this reoffer prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference. Requests should be directed to: Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary; Telephone number (801) 278-5552.

THE COMPANY

Headquartered in Salt Lake City, Utah, we are a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor enthusiast markets. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, and TRED Outdoors® brand names through outdoor specialty and online retailers, our own websites, distributors and original equipment manufacturers. We believe that our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by industry trends across the outdoor and adventure sport end markets.

USE OF PROCEEDS

Except for limited funds to be received upon exercise of stock options held by the Selling Stockholders, assuming a cash exercise, we will not receive any proceeds from the sale of any of our Common Stock by any of the Selling Stockholders. We have agreed to pay all expenses relating to registering the Common Stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Common Stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the Common Stock issued to them from time to time at prevailing market prices, at prices related to prevailing market prices, or in privately negotiated transactions.

SELLING STOCKHOLDERS

All of the shares of our Common Stock registered for resale under the registration statement of which this reoffer prospectus forms a part have been acquired, or will be acquired prior to the offer and sale of such shares, by the Selling Stockholders identified below either (i) pursuant to direct grants of restricted stock units under the Plans or (ii) through the exercise of stock options granted under the Plans.

If we are notified by a Selling Stockholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell any of the shares covered by this reoffer prospectus, and such transferee is required to be named in the reoffer prospectus in accordance with applicable securities laws, we will file a supplement to this reoffer prospectus to include that person as a Selling Stockholder.

The following table sets forth, as of the date of this reoffer prospectus, information regarding the beneficial ownership of our Common Stock by each current Selling Stockholder. The column titled “Shares of Common Stock Beneficially Owned Before Offering” reflects the total number of shares beneficially owned by each Selling Stockholder, including shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of the date of this reoffer prospectus pursuant to the exercise of stock options or the vesting of restricted stock units, in each case determined in accordance with Rule 13d-3(d)(1) under the exchange Act.

The column titled “Number of Shares Being Offered” represents all of the shares of Common Stock being registered for resale by each Selling Stockholder under this reoffer prospectus, including:

•	shares of Common Stock issuable upon the exercise of vested stock options or vested restricted stock units that are included in the “Shares of Common Stock Beneficially Owned Before Offering” column; and

•	shares of Common Stock issuable upon the exercise of granted but unvested stock options and granted but unvested restricted stock units that are not included in the “Shares of Common Stock Beneficially Owned Before Offering” column because they vest more than 60 days after the date of this reoffer prospectus.

We have assumed for purposes of the following table (as it may be amended or supplemented) that each Selling Stockholder will sell all of the shares of Common Stock being offered under this reoffer prospectus and will not sell any other shares of our Common Stock that they may beneficially own. However, because the Selling Stockholders may sell all, some, or none of their shares, we cannot provide any assurance as to the number of shares of Common Stock that will be sold or the amount of shares that any Selling Stockholder will hold after the completion of any sales.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.

To our knowledge, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. Except as described in the table below, none of the Selling Stockholders has held any position or office, or had any other material relationship with us or any of our subsidiaries, within the past three years other than as a result of their ownership of our Common Stock or other securities.

Except as otherwise set forth in the footnotes to the Selling Stockholders table, the address of each Selling Stockholder is c/o Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary.

Name of Selling Stockholder	Position with the Company	Shares of Common Stock Beneficially Owned Before Offering			(1)	Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering			(1)
		Number		Percent (%)	(2)		Number		Percent (%)	(2)
Warren B. Kanders	Director, Executive Chairman of the Board	7,085,220	(3)	17.9%		2,905,997	5,929,223	(3)	15%
Nicholas Sokolow	Director	991,985	(4)	2.5%		267,500	754,485	(4)	2.0%
Susan Ottmann	Director	115,000	(5)	*		145,000	0	(5)	*
Roger Werner	Director	70,000	(6)	*		100,000	0	(6)	*
Mark M. Besca	Director	20,000	(7)	*		30,000	0	(7)	*
Michael J. Yates	Chief Financial Officer	114,000	(8)	*		198,000	0	(8)	*

* Less than 1%.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)	Applicable percentage of ownership for each selling stockholder is based on 38,401,824 shares of Common Stock outstanding as of July 24, 2025. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 5, 2025, and shares of restricted stock that vest within 60 days of August 5, 2025. However, we did not consider these shares of Common Stock outstanding for the purpose of calculating any other person’s percentage of ownership.

(3)	Includes (i) Mr. Kanders’ options to purchase 1,155,997 shares of common stock that are presently exercisable or exercisable within 60 days of August 5, 2025; (ii) 1,528,465 shares of common stock held by Kanders GMP Holdings, LLC, that Mr. Kanders may be deemed to beneficially own as its majority member and a trustee of the manager; (iii) 1,935 shares of common stock that Mr. Kanders may be deemed to beneficially own as UTMA custodian for his children; (iv) 125,221 shares of common stock held by Mr. Kanders’ spouse in a UTA Trust Account of which Mr. Kanders is the sole trustee; (v) 17,832 shares of common stock that Mr. Kanders may be deemed to beneficially own as joint tenancy with rights of survivorship; and (vi) 100,444 shares of common stock that are beneficially owned by Mr. Kanders’ spouse. Excludes (i) options to purchase 750,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of August 5, 2025; (ii) a restricted stock award of 500,000 shares of common stock granted to Mr. Kanders on March 4, 2022 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days; and (iii) a restricted stock award of 500,000 shares of common stock granted to Mr. Kanders on March 14, 2023 under the Company’s 2015 Stock Incentive Plan of which (A) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (B) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days. The business address for Kanders GMP Holdings, LLC is 250 Royal Palm Way, Suite 201, Palm Beach, FL 33480.

(4)	Includes (i) Mr. Sokolow’s options to purchase 237,500 shares of common stock that are presently exercisable or exercisable within 60 days of August 5, 2025; (ii) 58,000 shares of common stock held by Korsak Holdings, LLC, that Mr. Sokolow may be deemed to share beneficial ownership as its secretary and treasurer; (iii) 580,311 shares of common stock held by ST Investors Fund, LLC, that Mr. Sokolow may be deemed to share beneficial ownership as its secretary and treasurer; and (iv) 83,293 shares of common stock held by Madetys Investments, LLC, that Mr. Sokolow may be deemed to beneficially own as its general manager. Excludes options to purchase 30,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of August 5, 2025. Mr. Sokolow disclaims beneficial ownership of the shares of common stock owned by each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC, except to the extent of his pecuniary interest in such shares of common stock. The business address for each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC is 6020 Shore Boulevard South, Suite 801, Gulfport, FL 33707.

(5)	Includes Ms. Ottmann’s options to purchase 115,000 shares of common stock that are presently exercisable or exercisable within 60 days of August 5, 2025. Excludes options to purchase 30,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of August 5, 2025.

(6)	Includes Mr. Werner’s options to purchase 70,000 shares of common stock that are presently exercisable or exercisable within 60 days of August 5, 2025. Excludes options to purchase 30,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of August 5, 2025.

(7)	Includes Mr. Besca’s options to purchase 20,000 shares of common stock that are presently exercisable or exercisable within 60 days of August 5, 2025. Excludes options to purchase 10,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of August 5, 2025.

(8)	Includes Mr. Yates’s options to purchase 89,000 shares of common stock that are presently exercisable or exercisable within 60 days of August 5, 2025. Excludes (i) options to purchase 59,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of August 5, 2025; and (ii) a restricted stock award of 25,000 shares of common stock granted to Mr. Yates on March 11, 2024 under the Company’s 2015 Stock Incentive Plan which will vest and become non-forfeitable on March 11, 2026.

We may amend or supplement this reoffer prospectus from time to time, as required by the rules of the Commission, to include additional or updated information concerning the security ownership of the selling stockholders, the number of shares being offered for resale, or the position, office, or other material relationship that a selling stockholder has had within the past three years with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this reoffer prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded, in private transactions or through a combination of such methods. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	market transactions in accordance with the rules of NASDAQ or any other available markets or exchanges;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales entered into after the date of this reoffer prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distributions to the partners and/or members of the Selling Stockholders;

•	redemptions or repurchases of interests owned by partners and/or members of the Selling Stockholders;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent permitted, this reoffer prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this reoffer prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our Common Stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this reoffer prospectus.

In order to comply with the securities laws of some states, if applicable, our Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

EXPERTS

The financial statements of Clarus Corporation as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Clarus Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York.

REOFFER PROSPECTUS

CLARUS CORPORATION

3,646,497 Shares of Common Stock,

par value $0.0001 per share

August 5, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this reoffer prospectus is current only as of its date.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Clarus Corporation, a Delaware corporation (the “Company”), are incorporated by reference into the Registration Statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 6, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May 8, 2025 and July 31, 2025, respectively;

•	Our Current Report on Form 8-K, filed with the Commission on June 2, 2025;

•	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 24, 2025, as supplemented by the Supplement to the Proxy Statement, filed with the Commission on May 16, 2025, to the extent incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	The description of the Company’s Common Stock contained in the registration statements on Form 8-A filed by Clarus Corporation or any of its predecessors with the Commission under the Exchange Act, including the Form 8-A12G filed on May 18, 1998 (File No. 000-24277), the Form 8-A12G filed on February 13, 2008 (File No. 000-24277), the Form 8-A12B filed on June 9, 2010 (File No. 001-34767), and the Form 8-A12B/A filed on September 6, 2024 (File No. 001-34767), together with any amendments thereto or any reports filed for the purpose of updating such descriptions.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this reoffer prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) provides that, to the fullest extent provided by law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company or serves or served any other enterprise as a director, officer or employee at the request of the Company or any predecessor of the Company.

The Company’s Second Amended and Restated Bylaws (the “Bylaws”) provide that the Company will indemnify each of its directors and officers to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such the amendment) against any and all expenses, liabilities and losses (including attorney’s fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, and any other penalties and amounts paid or to be paid in settlement) that are reasonably incurred or suffered by the director or officer in connection with any actual or threatened action, suit or proceeding to which he or she is or is threatened to be made a party because he or she is or was serving as a director or officer of the Company, or, while a director or officer of the Company, at the Company’s request as an employee or agent of the Company or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trustor other enterprise, including with respect to an employee benefit plan, if he or she has met the applicable standard of conduct set forth in the DGCL. Article VII of the Bylaws further provides for the advancement of expenses to each of the Company’s directors and officers and, in the discretion of the Board, to employees and agents.

In addition, the Bylaws provide that the right of each of the Company’s directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Furthermore, Article VII of the Bylaws authorizes the Company to purchase and maintain insurance for its directors, officers, employees and agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan against any expense, liability and loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Company has entered into indemnification agreements with each of its directors and its executive officers. These agreements will provide that the Company will indemnify each of its directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws. These indemnification agreements will also require the Company to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Company believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Certificate of Incorporation, the Bylaws, and the indemnification agreements may discourage stockholders from bringing a lawsuit against the Company’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and executive officers, even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Company is not aware of any pending litigation or proceeding involving any person who is or was one of the Company’s directors, officers, employees or other agents or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Company is not aware of any threatened litigation that may result in claims for indemnification.

The Company also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the reoffer prospectus were originally issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and/or Rule 701 promulgated thereunder, with respect to awards granted prior to the effectiveness of the Company’s registration under the Exchange Act, as transactions not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (filed as Appendix C to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on November 6, 2002 and incorporated herein by reference).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2003 and incorporated herein by reference).

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2011 and incorporated herein by reference).

4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 14, 2017 and incorporated herein by reference).

4.5	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2008 and incorporated herein by reference).

4.6	Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 6, 2024).

4.7	Rights Agreement, dated as of February 12, 2008, by and between the Company and American Stock Transfer & Trust Company (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2008 and incorporated herein by reference).

4.8	Amendment No. 1 to Rights Agreement, dated as of September 5, 2024, by and between the Company and Equiniti Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 6, 2024).

4.9	Company’s 2015 Stock Incentive Plan (filed as Appendix A to the Company’s Proxy Statement, filed with the Securities and Exchange Commission on November 9, 2015 and incorporated herein by reference). +

4.10	Amended and Restated 2015 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 31, 2025 and incorporated herein by reference). +

4.11	Form of Stock Option Agreement for the Clarus Corporation 2015 Stock Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2015 and incorporated herein by reference). +

4.12	Form of Stock Award Agreement for the Clarus Corporation 2015 Stock Incentive Plan (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2015 and incorporated herein by reference). +

4.13	Form of Stock Option Agreement for the Clarus Corporation Amended and Restated 2015 Stock Incentive Plan (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 31, 2025 and incorporated herein by reference). +

4.14	Form of Restricted Stock Unit Agreement for the Clarus Corporation Amended and Restated 2015 Stock Incentive Plan (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 31, 2025 and incorporated herein by reference). +

5.1	Opinion of Kane Kessler, P.C. *

23.1	Consent of Deloitte & Touche LLP. *

23.2	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). *

24.1	Power of Attorney (included on the signature page of the Registration Statement hereto). *

107	Filing Fee Table. *

* Filed herewith.

+ Management contracts or compensatory plans or arrangements

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Late City, State of Utah, on August 5, 2025.

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name: Michael J. Yates
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Warren B. Kanders and Michael J. Yates, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Warren B. Kanders	Executive Chairman and Director	August 5, 2025
Warren B. Kanders	(Principal Executive Officer)

/s/ Michael J. Yates	Chief Financial Officer	August 5, 2025
Michael J. Yates	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nicholas Sokolow	Director	August 5, 2025
Nicholas Sokolow

/s/ Susan Ottmann	Director	August 5, 2025
Susan Ottmann

/s/ Roger Werner	Director	August 5, 2025
Roger Werner

/s/ Mark M. Besca	Director	August 5, 2025
Mark M. Besca